Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Check-Cap Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2016 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHECK-CAP LTD.

March 9, 2017	By:	/s/ William Densel
	Name:	William Densel
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

March 9, 2017	By:	/s/ Lior Torem
	Name:	Lior Torem
	Title:	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)